SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, D.C.  20549


                              FORM 8-K/A

                            CURRENT REPORT


                 PURSUANT TO SECTION 13 0R 15 (D) OF
                 THE SECURITIES EXCHANGE ACT OF 1934



 DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):    MARCH 31, 1999



                            EUROGAS, INC.
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




        UTAH                     33-1381-D                87-0427676
     ---------------------------------------------------------------
      (State or other          (Commission            (IRS Employer
      jurisdiction of            File No.)        Identification No.)




                   942 EAST 7145 SOUTH, SUITE 101A
                           MIDVALE, UTAH 84047
               ----------------------------------------
               (Address of principal executive offices)




 Registrant's telephone number, including area code:   (801) 255-0862



ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On March 31, 1999, the Company completed the acquisition of 14,100,000 shares of Big Horn Resources, Ltd., cumulating a series of related transactions described in the following paragraphs.

     On February 4, 1999, Big Horn Resources Ltd., a Calgary, Alberta-based oil and gas producer ("Big Horn") issued 10,000,000 common shares to EuroGas, Inc. ("EuroGas") under the terms of an October 5, 1998 subscription agreement between Big Horn and EuroGas for $4,205,500 or $0.42 per share ($6,500,000 Canadian dollars or $0.65 Canadian dollars per share). EuroGas paid $500,000 and caused Big Horn to issue 1,500,000 of the 10,000,000 common shares to Oxbridge Limited, Rockwell Limited, and Conquest Financial Corporation (referred to herein collectively as "ORC"), three individual shareholders of Big Horn and EuroGas, as payment for an option to acquire an additional 3,000,000 Big Horn common shares and for warrants to acquire 2,000,000 Big Horn common shares at $0.55 per share ($0.85 Canadian dollars per share) from ORC.

     ORC verbally agreed on October 5, 1998 to sell and EuroGas agreed to purchase 5,600,000 common shares of Big Horn, which include the 1,500,000 common shares described above, for $2,940,224 or $0.66 per share ($4,480,000 Canadian dollars or $0.80 Canadian dollars per share). On March 31, 1999, EuroGas completed the acquisition of the 5,600,000 Big Horn common shares from ORC by executing promissory notes in the aggregate amount of $1,840,224, and by canceling a note receivable from Rockwell Limited in the amount of $1,100,000.

     Big Horn is a full-service producer of oil and natural gas, producing an average of 640 equivalent barrels of oil per day, with proven reserves of approximately 1.9 million barrels of equivalent oil and with a net present value of approximately $8 million, based on a 10% discount rate.

Item 7.    Financial Statements and Exhibits

       (A)           Financial statements of business acquired.
       See Exhibit Index, Exhibit 99.1

       (B)           Pro forma financial information.
        See Exhibit Index, Exhibit 99.1

       (C)           Exhibits.  The following exhibits are
                 incorporated herein by this reference:

      Exhibit No.            Description of Exhibit
      -----------            ----------------------
      99.1                   EuroGas, Inc.
                            Index to financial statements


                       SIGNATURES

        Pursuant to the requirements of the Securities and Exchange
    Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                                EUROGAS, INC.


                                By:  /s/  HANK BLANKENSTEIN
                                --------------------------------------
                                Hank Blankenstein, Vice President and
                                Treasurer

   Date:  June 14, 1999

                                                                        Page

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS         F-2
   Unaudited Pro Forma Condensed Consolidated Statements of
      Operations for the Year Ended December 31, 1998                   F-3
   Unaudited Pro Forma Condensed Consolidated Statements of
      Operations for Three Months Ended March 31, 1999                  F-4
   Notes to Unaudited Pro Forma Condensed Consolidated Financial
      Statements                                                        F-5

 BIG HORN RESOURCES, LTD.
   Auditors' Report to the Directors                                    F-6
   Consolidated Balance Sheets December 31, 1998 and 1997               F-7
   Consolidated Statements of Earnings and Deficit for the Years
        Ended December 31, 1998 and 1997                                F-8
   Consolidated Statements of Changes in Financial Position
        for the Years Ended December 31, 1998 and 1997                  F-9
   Notes to Consolidated Financial Statements for the Years
        Ended December 31, 1998 and 1997                                F-10

                               EUROGAS, INC.
    UNAUDITED CONDENSED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

   On March 31, 1999, Eurogas completed the acquisition of 14,100,000 common shares (slightly more than a 50% interest) of Big Horn Resources Ltd. ("Big Horn"), an oil and gas exploration and production company operating in Western Canada. The accompanying unaudited condensed pro forma consolidated statements of operations have been prepared to present the results of operations of EuroGas, Inc. and Subsidiaries as if the acquisition of Big Horn had occurred on January 1, 1998. By the date of the closing of the acquisition on March 31, 1999, EuroGas had made cash payments of $4,723,498 on October 17, 1998, executed promissory notes on March 30, 1999 in the aggregate amount of $1,840,224, and had canceled a note receivable from one of Big Horn shareholders in the amount of $1,100,000. These payments, and the face amounts of the notes, were discounted by $70,238 using a 10% discount rate to establish the purchase price on October 5, 1998, the date the parties agreed to the terms of these transactions, of $7,593,484.

   The acquisition was accounted for under the purchase method of accounting. The purchase price was determined based upon the fair value of the consideration paid. The purchase price was allocated to the acquired net assets of Big Horn based upon their relative fair values on the effective date of the acquisition. The fair value of the acquired properties was determined by independent engineers. The purchase price exceeded the fair value of the net assets acquired by $3,512,792 which was recognized by EuroGas, Inc. as a non-recurring impairment expense at the date of the acquisition.

   The following financial information was derived from, and should be read in conjunction with the consolidated statements of operations of EuroGas, Inc. and subsidiaries and of Big Horn for the year ended December 31, 1998 and the consolidated statement of operations of EuroGas, Inc. and subsidiaries for the three months ended March 31, 1999. The operations of Big Horn were included in the consolidated results of operations of EuroGas, Inc. and subsidiaries from October 5, 1998. Accordingly, adjustments have been made to eliminate the duplication of the Big Horn operations for the three months ended December 31, 1998. Since the results of operations from Big Horn are included in the consolidated results of operations for the three months ended March 31, 1999, amounts for Big Horn have not been presented separately for that period. The unaudited condensed consolidated pro forma statements of operations have been included herein for comparative purposes only and do not purport to be indicative of the results of operations which actually would have been obtained had the agreement been completed on January 1, 1998, or the results of operations which may be obtained in the future. In addition, future results may vary significantly from the results reflected in these pro forma financial statements.

                         EUROGAS, INC. AND SUBSIDIARIES
             UNAUDITED CONDENSED PRO FORMA STATEMENTS OF OPERATIONS

                                                BIG HORN         PRO FORMA      PRO FORMA
                                 EUROGAS, INC.  RESOURCES        ADJUSTMENT      RESULTS
                                 ------------  ------------      -----------  -----------

                      FOR THE YEAR ENDED DECEMBER 31, 1998
 REVENUE AND INCOME
    Oil and gas sales            $    879,404  $  2,711,520  (A) $  (879,404) $ 2,138,415
                                                             (C)    (573,105)
    Interest and other income         746,346        63,443  (A)     (62,521)     747,268
                                 ------------  ------------      -----------  -----------
        TOTAL REVENUE AND INCOME    1,625,750     2,774,963       (1,515,030)   2,885,683
                                 ------------  ------------      -----------  -----------

 COSTS AND EXPENSES
    Oil and gas production costs      305,009       828,950  (A)    (305,009)     828,950
    Impairment of mineral interest
      and equipment                 3,512,792     1,281,221  (D)  (3,512,792)          -
                                                             (F)  (1,281,221)
    Royalties                              -        573,105  (C)    (573,105)          -
    Depreciation, depletion, and
     amortization                     293,955       872,579  (B)      (7,114)     913,295
                                                             (A)    (246,125)
    General and administrative      7,804,401       222,826  (A)     (41,121)   7,986,106
    Interest                          465,371        96,240  (A)     (61,412)     500,199
    Foreign exchange net losses       130,419            -                -       130,419
    Income tax provision                   -       (480,813)              -      (480,813)
                                 ------------   -----------      -----------   ----------
        TOTAL COSTS AND EXPENSES   12,511,947     3,394,108       (6,027,899)   9,878,156
                                 ------------   -----------      -----------   ----------

 LOSS BEFORE MINORITY INTEREST    (10,886,197)     (619,145)       4,512,869   (6,992,473)

 MINORITY INTEREST IN INCOME OF
  CONSOLIDATED  SUBSIDIARY           (137,983)           -   (E)      67,927      (70,056)
                                 ------------   -----------      -----------  -----------
 NET INCOME (LOSS)               $(11,024,180)  $  (619,145)     $ 4,580,796  $(7,062,529)
                                 ============   ===========      ===========  ===========
 BASIC AND DILUTED LOSS PER
  COMMON SHARE                                                                $     (0.11)
                                                                              ===========
 WEIGHTED AVERAGE NUMBER OF COMMON
 SHARES USED IN PER SHARE CALCULATIONS                                         64,129,062
                                                                              ===========

        Notes to Unaudited Condensed Pro Forma Statements of Operations are presented on page F-5.

                         EUROGAS, INC. AND SUBSIDIARIES
             UNAUDITED CONDENSED PRO FORMA STATEMENTS OF OPERATIONS
                                  (CONTINUED)

                                                      Historical and
                                                         Pro Forma
                                                          Results
                                                       --------------
                   FOR THE THREE MONTHS ENDED MARCH 31, 1999

 REVENUE AND INCOME

    Oil and gas sales                                  $    740,894
    Interest and other income                                69,597
                                                       ------------
        TOTAL REVENUE AND INCOME                            810,491

 COSTS AND EXPENSES
    Oil and gas production costs                            172,144
    Depreciation, depletion, and amortization               295,717
    General and administrative                            2,481,064
    Interest                                                123,264
    Foreign exchange net losses                             (65,628)
    Realized loss on sale of securities                      82,350
                                                       ------------
        TOTAL COSTS AND EXPENSES                          3,088,911
                                                       ------------
 LOSS BEFORE MINORITY INTEREST                           (2,278,420)

 MINORITY INTEREST IN INCOME OF
  CONSOLIDATED SUBSIDIARY                                   (92,711)
                                                       ------------
 NET LOSS                                              $ (2,371,131)
                                                       ============

 BASIC AND DILUTED LOSS PER COMMON SHARE               $      (0.03)
                                                       ============
 WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES USED IN PER SHARE CALCULATIONS                  78,920,472
                                                       ============

                       EUROGAS, INC. AND SUBSUBSIDIARIES
        NOTES TO UNAUDITED CONDENSED PRO FORMA STATEMENTS OF OPERATIONS

 NOTE 1 -- Pro forma adjustment are as follows:
   A - Adjustments to eliminate duplicated Big Horn operations from October 5, 1998 through December 31, 1998. The EuroGas condensed consolidated statement of operations for the year ended December 31, 1998 includes the results of operations of Big Horn from the date of its acquisition on October 5, 1998.

   B - Adjustment to reflect depletion expense based upon Eurogas' purchase price assuming the acquisition occurred on January 1, 1998.

   C - Adjustment to classify royalties according to U.S. generally accepted accounting principles.

   D - Adjustment to exclude from the pro forma results a nonrecurring impairment charge directly attributable to the acquisition.

   E - Adjustment to reflect minority interest had the acquisition occurred on January 1, 1998

   F - Adjustment to reflect impairment as recognized by EuroGas.


 NOTE 2 - The translation to U.S. Dollars and adjustments to U.S. generally accepted accounting principles of the Big Horn financial statements, which were prepared in Canadian dollars and Canadian generally accepted accounting principles, was done using the average exchange rate for the year ended December 31, 1998, as follows:

                                  Canadian                                             U.S.
                                  Financial    U.S. GAAP     U.S. GAAP    Exchange   Financial
                                 Statements   Adjustments     Balance       Rate     Statements
                                 ----------   -----------   -----------   --------  ----------
 Revenue and Income
    Oil and gas sales            $4,021,076                 $4,021,076      1.483   $2,711,520
    Interest and other
     income                          94,084                     94,084      1.483       63,443
                                 ----------                 ----------     ------   ----------
     Total Revenues and Income    4,115,160                  4,115,160      1.483    2,774,963


 Costs and Expenses
    Oil and gas production costs  1,229,300                  1,229,300      1.483      828,950
    Impairment of mineral
     interest and equipment              -    $ 1,900,000    1,900,000      1.483    1,281,221
    Royalties                       849,892                    849,892      1.483      573,105
    Depreciation, depletion,
     and amortization             1,365,000       (71,000)   1,294,000      1.483      872,579
    General and administrative      330,442                    330,442      1.483      222,826
    Interest                        142,720                    142,720      1.483       96,240
    Foreign exchange net losses          -                          -                       -
    Income tax provision           (713,027)                  (713,027)     1.483     (480,813)
                                 ----------   -----------   ----------   --------   ----------
     Total Costs and Expenses     3,917,354     1,115,973    5,033,327      1.483    3,394,108
                                 ----------   -----------   ----------   --------   ----------

 Net Income                      $  197,806   $ 1,115,973   $ (918,167)     1.483   $ (619,145)
                                 ==========   ===========   ==========   ========   ==========

                                      F-5

 AUDITORS' REPORT TO THE DIRECTORS


 We have audited the consolidated balance sheets of Big Horn Resources Ltd. as at December 31, 1998 and 1997 and the consolidated statements of earnings and deficit and changes in financial position for the years then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

 We conducted our audits in accordance with generally accepted auditing standards in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

 In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at December 31, 1998 and 1997 and the results of its operations and the changes in its financial position for the years then ended in accordance with generally accepted accounting principles in Canada.

 KPMG LLP
 Chartered Accountants


 Calgary, Canada
 March 26, 1999

 Big Horn Resources Ltd.
 -------------------------------------------------------------------------

 CONSOLIDATED BALANCE SHEETS
 -------------------------------------------------------------------------
                                        DECEMBER 31        December 31
                                               1998               1997
 -------------------------------------------------------------------------

 ASSETS

 CURRENT ASSETS
    Cash                                   $252,175            $76,240
    Accounts receivable                   1,702,025          1,851,835
    Prepaid expenses and other assets        12,986              5,336
--------------------------------------------------------------------------
                                          1,967,186          1,933,411

 CAPITAL ASSETS (NOTE 3)                 15,181,925          4,428,367
--------------------------------------------------------------------------
                                        $17,149,111         $6,361,778
==========================================================================


 LIABILITIES

 CURRENT LIABILITIES
    Accounts payable and accrued
     liabilities                         $1,867,680         $1,946,172
--------------------------------------------------------------------------
                                          1,867,680          1,946,172

 BANK INDEBTEDNESS (NOTE 4)               1,421,759          1,600,000

 Provision for future abandonment and
  site restoration costs                    191,670             50,000
--------------------------------------------------------------------------
                                          3,481,109          3,596,172
--------------------------------------------------------------------------


 SHAREHOLDERS' EQUITY

 SHARE CAPITAL (NOTE 5)                  18,209,175          7,504,585
 DEFICIT                                 (4,541,173)        (4,738,979)
--------------------------------------------------------------------------
                                         13,668,002          2,765,606
 SUBSEQUENT EVENTS (NOTE 8)
--------------------------------------------------------------------------
                                        $17,149,111         $6,361,778
==========================================================================


 APPROVED ON BEHALF OF THE BOARD:



 ----------------------------           -------------------------------
 DIRECTOR                               DIRECTOR



 SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                      F-7

 Big Horn Resources Ltd.

 -------------------------------------------------------------------------
 CONSOLIDATED STATEMENTS OF EARNINGS AND DEFICIT
 -------------------------------------------------------------------------

                                               YEAR               Year
                                              ENDED              Ended
                                        DECEMBER 31        December 31
                                               1998               1997
 ---------------------------------------------------------------------------

 REVENUE

    Oil and gas sales                    $3,807,620         $2,637,805
    Alberta royalty tax credit              213,456             93,981
    Interest and other income                94,084              4,813
 -------------------------------------------------------------------------
                                          4,115,160          2,736,599
 -------------------------------------------------------------------------

 EXPENSES

    Operating expenses                    1,229,300            858,848
    Royalties                               849,892            759,855
    General and administrative              330,442            243,413
    Interest on long-term debt              142,720             93,121
    Depletion and depreciation (note 3)   1,365,000          5,118,937
 -------------------------------------------------------------------------
                                          3,917,354          7,074,174
 -------------------------------------------------------------------------
 NET EARNINGS (LOSS)                        197,806         (4,337,575)


 DEFICIT - BEGINNING OF YEAR             (4,738,979)          (401,404)
 -------------------------------------------------------------------------

 DEFICIT - END OF YEAR                  ($4,541,173)       ($4,738,979)
 =========================================================================


 BASIC EARNINGS (LOSS) PER SHARE              $0.01             ($0.46)
 =========================================================================



 SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 Big Horn Resources Ltd.
 -------------------------------------------------------------------------
 CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION
--------------------------------------------------------------------------

                                               YEAR               Year
                                              ENDED              Ended
                                        DECEMBER 31        December 31
                                               1998               1997
 -------------------------------------------------------------------------

 Cash provided by (used in):

 Operations

    Net earnings (loss)                    $197,806        ($4,337,575)

    Add non-cash items:
        Depletion and depreciation        1,365,000          5,118,937
 -------------------------------------------------------------------------

    Funds from operations                 1,562,806            781,362

    Net change in non-cash working
     capital items                         (644,282)          (522,658)
 -------------------------------------------------------------------------
                                            918,524            258,704
 -------------------------------------------------------------------------

 Financing

    Issue of share capital              10,704,590           3,492,035
    Increase (decrease) in bank
     indebtedness                         (178,241)            208,074
    Working capital                             -              150,000
 -------------------------------------------------------------------------
                                        10,526,349           3,850,109
 -------------------------------------------------------------------------

 Investing

    Acquisition of Ironwood Petroleum
     Ltd., net of cash acquired         (6,548,925)                 -
    Additions to capital assets         (4,720,013)         (4,032,573)
 -------------------------------------------------------------------------
                                       (11,268,938)         (4,032,573)


 Increase in cash                          175,935              76,240

 Cash, beginning of year                    76,240
 -------------------------------------------------------------------------
 Cash, end of year                        $252,175             $76,240
 =========================================================================

 Funds from operations per share             $0.10               $0.08
 =========================================================================


 See accompanying notes to consolidated financial statements

Big Horn Resources Ltd.

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

 __________________________________________________________________________
 1. SIGNIFICANT ACCOUNTING POLICIES
          These consolidated financial statements are prepared in accordance with generally accepted accounting principles in Canada. Substantially all of the exploration and production activities of the Company are conducted jointly with others and these consolidated financial statements reflect only the Company's proportionate interest in such activities. These consolidated financial statements include the accounts of Ironwood Petroleum Ltd. ("Ironwood") effective from October 1, 1998.

       (d)  Petroleum and natural gas properties

       The Company follows the full cost method of accounting for petroleum and natural gas properties. All costs related to the exploration for and the development of oil and gas reserves are capitalized on a country by country basis. Costs capitalized include land acquisition costs, geological and geophysical expenditures, lease rentals on undeveloped properties and costs of drilling productive and non-productive wells. Proceeds from the disposal of properties are applied as a reduction of cost without recognition of a gain or loss except where such disposals would result in a major change in the depletion rate.

          Capitalized costs are depleted and depreciated using the unit of production method based on the estimated gross proven oil and natural gas reserves before royalties as determined by independent engineers.
        Units of natural gas are converted into barrels of equivalents on a relative energy content basis.

          Capitalized costs, net of accumulated depletion and depreciation, are limited to estimated future net revenues from proven reserves, based on year-end prices, undiscounted, less estimated future site restoration costs, general and administrative expenses, financing costs and income taxes.

          Estimated future abandonment and site restoration costs are provided for over the life of proven reserves on a unit of production basis. The annual charge is included in depletion and depreciation expense and actual abandonment and site restoration costs are charged to the provision as incurred.

          The amounts recorded for depletion and depreciation and the provision for future abandonment and site restoration costs are based on estimates of proven reserves and future costs. The recoverable value of capital assets is based on a number of factors including the estimated proven reserves and future costs. By their nature, these estimates are subject to measurement uncertainty and the impact on financial statements of future periods could be material.

         (b) Per share data

          Per share amounts are calculated based on the weighted average number of shares outstanding during the year. The exercise of stock options and warrants would not have a material dilutive effect on the per share data.

   (c) Financial instruments

          The Company's financial instruments consist of cash, accounts receivable, accounts payable, accrued liabilities and bank indebtedness. The fair values of all of the Company's financial instruments approximate their carrying values.

   (d)    Estimates and assumptions

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

 2. ACQUISITION

          Effective October 1, 1998 the Company acquired all of the issued and outstanding shares of Ironwood for $7,230,361 including acquisition costs of $143,191.

          This business combination has been accounted for using the purchase method based on the assets and liabilities of Ironwood as at September 30, 1998. The results of operations of Ironwood have been included in the Company's consolidated financial statements effective from October 1, 1998.

      Details of the acquisition are as follows:

         Assets acquired:
               Current assets, excluding cash           $613,792
               Capital assets                          7,342,545
                                                      ----------
                                                       7,956,545
         Liabilities assumed:
               Current liabilities                     1,321,742
               Provision for future abandonment
                and site restoration costs                85,670
                                                      ----------
                                                       1,407,412

         Net non-cash assets acquired                  6,548,925
         Cash acquired                                   681,436
                                                      ----------
         Net assets acquired                          $7,230,361
                                                      ==========
         Consideration:
               Cash                                   $7,230,361
                                                      ==========

    3. CAPITAL ASSETS
  ------------------------------------------------------------------------
                                                        December 31, 1998
 -------------------------------------------------------------------------
                                          Accumulated
                                         depletion and
                                  Cost    depreciation       Net
 -------------------------------------------------------------------------
 Petroleum and natural
  gas properties              $22,716,141  $7,593,981  $15,122,160

 Office furniture and
 equipment                         91,265      31,500       59,765
 -------------------------------------------------------------------------
                              $22,807,406  $7,625,481  $15,181,925
 =========================================================================


                                                       December 31, 1997
 -------------------------------------------------------------------------
                                          Accumulated
                                         depletion and
                                  Cost    depreciation       Net
 -------------------------------------------------------------------------


 Petroleum and natural
 gas properties               $10,672,915  $6,304,981  $4,367,934

 Office furniture and
 equipment                         71,933      11,500      60,433
 -------------------------------------------------------------------------

       The provision for depletion and depreciation in 1998 and 1997 includes the following components:

                                                      1998         1997
 -------------------------------------------------------------------------


    Amortization of capital assets               $1,309,000    $ 982,800

    Provision for future abandonment and
    site restoration                                 56,000       36,000

    Write-down of abandoned overseas properties          -       300,137

    Ceiling test adjustment                              -     3,800,000
 -------------------------------------------------------------------------
                                                 $1,365,000   $5,118,937
 =========================================================================

          As at December 31, 1998 costs of undeveloped land of $3,100,00 (1997 - $824,712) have been excluded from the calculation of depletion expense.


    4. BANK INDEBTEDNESS

       Bank indebtedness represents the outstanding balance under an authorized line of credit of $7,000,000 (1997 - $2,300,000) with the Alberta Treasury Branches. Drawings under the line of credit bear interest at 1% above the bank's prime lending rate. Security is provided by a first charge over all of the Company's assets. The balance is repayable on demand.


 5. SHARE CAPITAL

   (a) Authorized
      Unlimited number of voting common shares without nominal or par value.

   (b) Issued
 -------------------------------------------------------------------------
                                                 Number of
                                                    common
                                                    shares        Amount
 -------------------------------------------------------------------------

    Balance at December 31, 1996                  8,818,221    $4,012,550

    Shares issued on exercise of warrants           436,250       305,377

    Shares issued on exercise of warrants ( see
    note 5(c) )                                     500,000       115,000

    Shares issued on exercise of stock options       73,500        26,460
 -------------------------------------------------------------------------
                                                  9,827,971     4,459,387

    Proceeds received on issue of Special
    Warrants, net of issue costs of $388,802
    (see note 5(d))                                      -      3,045,198
 -------------------------------------------------------------------------

    Balance at December 31, 1997                  9,827,972     7,504,585

    Shares issued on conversion of Special
    Warrants ( see note 5(d) )                    3,434,000            -

    Shares issued on exercise of stock options      564,500       172,260

    Shares issued as compensation                    10,220         9,198

    Shares issued on private placement
     (see note 5(e) )                             3,210,000     3,600,000

    Shares issued on private placement
     (see note 5(f) )                             1,075,500       914,175

    Proceeds received from private placement
    subscription ( see note 5(g) )                       -      6,500,000

    Share issue costs                                    -       (491,043)
 -------------------------------------------------------------------------
    Balance, December 31, 1998                   18,122,191   $18,209,175
 =========================================================================

         (c) On August 26, 1997, 500,000 common shares were issued to an officer and director of the Company on the exercise of 500,000 share purchase warrants at a price of $0.23 per share for an aggregate consideration of $115,000.


         (d) On September 16, 1997, the Company issued 592,000 Special Warrants at a price of $2.00 per Special Warrant. Each Special Warrant entitled the holder to acquire one common share, one flow-through common share and one share purchase warrant at no additional cost. Each share purchase warrant entitled the holder to purchase an additional share of the Company at a price of $1.25 per share exercisable until September 21, 1998. On September 17, 1997 the Company issued 2,250,000 Special Warrants, of which 1,125,000 were flow-through Special Warrants, at a price of $1.00 per Special Warrant. Each Special Warrant entitled the holder to acquire one common share and one share purchase warrant at no additional cost. Each share purchase warrant entitled the holder to purchase an additional share of the Company at a price of $1.25 per share exercisable until September 21, 1998. The net proceeds to the Company from both issues were $3,045,585. These proceeds were received in 1997. All of the common shares referred to above were issued in 1998. The share purchase warrants expired unexercised on September 21, 1998.

         (e) On March 20, 1998, the Vancouver Stock Exchange approved a non-brokered private placement of 3,000,000 common shares at a price of $1.20 per share for proceeds of $3,600,000. The private placement included 2,000,000 share purchase warrants exercisable up to March 22, 1999 at a price of $1.50 per common share. In addition, 210,000 common shares were issued as a finder's fee. The share purchase warrants expired unexercised on March 22, 1999.

         (f) On December 31, 1998 the Company issued 1,075,500 flow-through common shares through a non-brokered private placement. Proceeds to the Company from this issue were $914,175. Pursuant to the flow-through share agreement, the Company will renounce $914,175 of income tax deductions to the subscribers to these shares. At December 31, 1998 $379,547 had been renounced.

         (g) As described in note 2, the Company acquired, effective October 1, 1998, all of the issued and outstanding shares of Ironwood for $7,230,361. This acquisition was partly financed by the issuance of 10,000,000 common shares at a price of $0.65 per share. This private placement received final approval by the Toronto Stock Exchange on January 29, 1999 and the common shares were issued from treasury on February 4, 1999. The remaining funds held in escrow pursuant to the private placement were released to the Company on February 5, 1999 in the amount of $4,278,241. These funds are recorded as a reduction in the Company's bank indebtedness at December 31, 1998.

         (h) Options:

       Number of options
                          Exercise price   Expiry date

           175,000                 $0.69     November 25, 2001

            85,000                 $0.92     July 16, 2002

            30,000                 $1.15     March 09, 2003

            85,000                 $1.15     March 09, 2006

           534,500                 $0.98     May 26, 2008

            25,000                 $0.97     July 30, 2008
         --------------------------------------------------
          934,500
         ==================================================


      (i)   Warrants:

     There are 50,000 share purchase warrants held by a company controlled by a consultant to the Company as partial consideration for the purchase of certain petroleum and natural gas properties. These warrants are exercisable up to June 10, 1999 at an exercise price of $1.15.
     There are 225,000 broker warrants outstanding related to the issue of the Special Warrants referred to in note 5(d). These warrants vest as to 1/4 on each of September 19, 1998, March 19, 1999, September 19, 1999 and March 19, 2000. These warrants are exercisable at a price of $1.00 per common share. The warrants will expire if not exercised on or before the September 19, 2000.

   6. INCOME TAXES

          The income tax provision is calculated by applying Canadian federal and provincial statutory tax rates to pre-tax income with adjustments as set out in the following table:

 [S]                                           [C]         [C]

                                                 1998        1997

  Net earnings (loss) before income taxes      $197,806   $(4,337,575)

  Combined federal and provincial income tax
    rate                                            45%          45%

  Computed income tax provision                $  89,013  $(1,951,909)

  Increase (decrease) resulting from:

  Non-deductible Crown royalties                 330,734      315,925

  Resource allowance                            (248,225)    (143,808)

  Alberta Royalty Tax Credit                    (96,056)           -

  Recognition of accounting loss
   carry-forwards                              (361,939)           -

  Depletion on assets with no tax base          285,237       818,100

  Accounting losses not recognized                   -      1,001,208
                                               ---------   ----------
  Other                                        $     -     $       -
                                               =========   ==========

          At December 31, 1998 the Company had approximately $12,697,000 ( 1997 - $6,240,000 ) of tax pools available to reduce future taxable income.


    (g)  UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

         The Year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on or after January 1, 2000 and, if not addressed, the impact on operations and financial reporting may range from minor errors to significant system failure which could affect the Company's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the Company, including those related to the efforts of customers, suppliers or other third parties, will be fully resolved.

      8. SUBSEQUENT EVENTS

      (a) On January 1, 1999 the Company amalgamated with its wholly-owned subsidiary, Ironwood Petroleum Ltd. under the continuing name Big Horn Resources Ltd.

      (b   On February 4, 1999 the Company issued 10,000,000 common shares from treasury as described in note 5(g).

      (c) On February 5, 1999 the Company received the remaining proceeds from escrow from its private placement as described in note 5(g).

    9. DIFFERENCES IN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES BETWEEN CANADA AND THE UNITED STATES

    The consolidated financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") in Canada. Differences in accounting principles as they pertain to the accompanying financial statements are immaterial except as described below:

       (a) Under U.S. GAAP the carrying value of petroleum and natural gas properties and related facilities, net of deferred income taxes, is limited to the present value of after-tax future net revenue from proven reserves based on prices and costs at the balance sheet date and discounted at 10%, plus the lower of cost and fair value of unproven properties. The application of the full cost ceiling test under U.S. GAAP resulted in a write-down of capitalized costs in 1998.

       (b) Under U.S. GAAP deferred income tax assets or liabilities are computed on the difference between financial statements and income tax bases of assets and liabilities. Deferred income tax provisions are based on the change during the period in the related deferred income tax asset or liability accounts.

       (c) Under U.S. GAAP future income taxes are recognized on the difference between the book value and the tax value of net assets acquired on a purchase.

       (d) Under U.S. GAAP issuances of "flow through" shares are recorded net of the deferred income tax effect of the deductions renounced to investors.


    The impact of the differences between Canadian and U.S. GAAP on the consolidated statements of earnings and deficit are as follows:


                                                   1998        1997
                                            -------------------------
 Net earnings (loss) under Canadian GAAP        197,806
 Ceiling test write-down                     (1,900,000)          -

 Application of liability method for
 income  taxes                                  713,027    1,303,782

 Adjustment of depletion                         71,000      160,000
 --------------------------------------------------------------------
 Net loss under U.S. GAAP                      (918,167)  (2,873,793)
 --------------------------------------------------------------------
 Earnings per share under U.S. GAAP               (0.06)       (0.31)

    The impact of the differences between Canadian and U.S. GAAP on the consolidated balance sheets are as follows:

                                   CANADIAN     INCREASE        US GAAP
                               --------------------------------------------
         December 31, 1998

         Capital assets               15,181,925  (1,128,460)   14,053,465
         Deferred income taxes                -      240,003       240,003
         Share capital               (18,209,175)  1,195,231   (17,013,944)
         Deficit                       4,541,173    (306,774)    4,234,399


         December 31, 1997

         Capital assets                4,428,367  (1,240,000)    3,188,367
         Deferred income                      -    1,352,905     1,352,905
         Share capital                (7,504,585)  1,309,841    (6,194,744)
         Deficit                       4,738,979  (1,422,746)    3,316,233